Exhibit 16

                                Ernst & Young LLP
                               1111 Summer Street
                               Stamford, CT 06905
                                Tel: 203-674-3000


October 2, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Amendment No. 2 to Form 8-K dated October 2, 2003, of Magellan Petroleum Corporation and are in agreement with the statements contained in paragraphs 1 through 4, therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                  /s/ Ernst & Young LLP